UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2020

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-31560	98-0648577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

38/39 Fitzwilliam Square Dublin 2, Ireland	D02 NX53
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (353) (1) 234-3136

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12 (b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Ordinary Shares, par value $0.00001 per share	STX	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05	Costs Associated with Exit or Disposal Activities

On June 1, 2020, Seagate Technology plc (the “Company”) committed to a restructuring plan (the “Plan”) consistent with its long-term strategy to drive operational efficiencies, reduce its cost structure, and invest in future opportunities. Pursuant to the Plan, the Company intends to consolidate the Company’s Minnesota facilities into one location; reduce its headcount worldwide by approximately 500 employees across 12 countries (or approximately 1% of global headcount); and continue to align resources to better support future growth prospects. The Company believes the Minnesota consolidation will provide greater collaboration opportunities and drive economies of scale. While the adoption of the Plan is not due to recent, near-term market and economic conditions, the Company will offer individuals affected by the reduction-in-force action additional financial support to assist during this time.

The Plan, which the Company expects to be substantially completed by the end of the first fiscal quarter 2021, is expected to result in total pre-tax charges of approximately $74 million, mainly in fiscal year 2020. These charges are expected to consist of cash expenditure of approximately $57 million of employee termination costs and $11 million of other exit costs, as well as other non-cash charges related to the Plan of approximately $6 million. The savings from this Plan are expected to begin in the first fiscal quarter 2021 and the Company intends to reinvest a portion of the savings back into the business.

Cautionary Note Regarding Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical fact. Forward-looking statements generally can be identified by words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “should,” “may,” “will,” “will continue,” “can,” “could” or the negative of these words, variations of these words and comparable terminology. Information concerning risks, uncertainties and other factors that could cause results to differ materially from the expectations described in this report include, among others, any regulatory, legal, logistical or other impediments to the Company’s ability to execute the Plan as currently contemplated, changes to the assumptions on which the projected Plan-related charges are based, the uncertainty in global economic conditions, and information included in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on August 2, 2019, and in our Quarterly Reports on Form 10-Q filed with the SEC on November 1, 2019, February 4, 2020 and April 30, 2020, the “Risk Factors” sections of which are incorporated into this report by reference. Undue reliance should not be placed on the forward-looking statements in this report, which are based on information available to the Company on, and which speak only as of, the date hereof. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, unless required by applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

Date: June 2, 2020	By:	/s/ Gianluca Romano
	Name:	Gianluca Romano
	Title:	Executive Vice President and Chief Financial Officer